FORM OF TRANSFER AGENT AGREEMENT

         THIS AGREEMENT is made and entered into on this fifteenth day of September, 1998, by and between THE RAMIREZ TRUST a Delaware business trust consisting of three funds: The Ramirez Cash Management Money Market Fund, The Ramirez New York Tax-Free Money Market Fund and The Ramirez U.S. Treasury Money Market Fund (hereinafter referred to as the "Funds") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

         WHEREAS, the Funds are open-ended management investment companies which are registered under the Investment Company Act of 1940; and

         WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

         NOW, THEREFORE, the Funds and the Agent do mutually promise and agree as follows:

1.   TERMS OF APPOINTMENT; DUTIES OF THE AGENT

         Subject to the terms and conditions set forth in this Agreement, the Funds hereby employ and appoint the Agent to act as transfer agent and dividend disbursing agent.

         The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A. Receive orders for the purchase of shares, with prompt delivery, where relevant, of payment and supporting documentation to the Fund's custodian;

     B.   Process   purchase  orders  and  issue  the   appropriate   number  of
          certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C.   Process  redemption   requests  received  in  good  order  and,  where
          relevant, deliver appropriate documentation to the Fund's custodian;

     D.   Pay monies upon receipt from the Fund's  custodian,  where relevant in

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          accordance with the instructions of redeeming shareholders;

     E. Process transfers of shares in accordance with the shareowner's instructions;

     F.   Process exchanges between funds within the same family of fund;

     G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

     H. Prepare and transmit payments for dividends and distributions declared by the Funds;

     I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the Funds and maintain, pursuant to Securities Exchange Act of 1934 Rule 17ad-10(e), a record of the total number of shares of the Funds which are authorized, issued and outstanding;

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L.   Mail shareholder reports and prospectuses to current shareholders;

     M. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

     N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Funds; and

     O. Provide a Blue Sky System which will enable the Funds to monitor the total number of shares sold in each state. In addition, the Funds shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Funds for each state. The responsibility of the Agent for the Funds' Blue Sky state registration status is solely limited to the initial compliance by the Funds and the reporting of such transactions to the Funds.

2.   COMPENSATION

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         The Funds agree to pay the Agent for  performance  of the duties listed in this Agreement;  the fees and  out-of-pocket  expenses  include,  but are not
limited  to  the  following:   printing,  postage,  forms,  stationery,   record
retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses. If the Fund elects to terminate this Agreement prior to the anniversary of this Agreement, the Fund agrees to reimburse Agent for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties.


         These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Funds and the Agent.

         The Funds agree to pay all fees and  reimbursable  expenses  within ten
(10) business days following the mailing of the billing notice.

3.   REPRESENTATIONS OF AGENT

     The Agent represents and warrants to the Funds that:

     A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered transfer agent under the Securities Exchange Act of 1934 as amended.

     C. It is duly qualified to carry on its business in the state of Wisconsin;

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.   REPRESENTATIONS OF THE FUNDS

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     The Funds represent and warrant to the Agent that:

     A. The Funds are open-ended diversified investment companies under the Investment Company Act of 1940;

     B. The Funds are a Delaware business trust organized, existing, and in good standing under the laws of Delaware;

     C. The Funds are empowered under applicable laws and by their Declaration of Trust and bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Declaration of Trust have been taken to authorize them to enter into and perform this Agreement;

     E.   The  Funds  will  comply  with  all  applicable  requirements  of  the
          Securities Act of 1933, as amended, Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Funds being offered for sale.

5.   COVENANTS OF THE FUNDS AND AGENT

         The Funds shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Funds authorizing the appointment of the Agent and the execution of this Agreement. The Funds shall provide to the Agent a copy of the Declaration of Trust, bylaws of the Funds, and all amendments.

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Funds and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Funds on and in accordance with their request.


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


6.   INDEMNIFICATION; REMEDIES UPON BREACH

         The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Funds shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Funds, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Trustees of the Funds.

         Further, the Funds will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Funds or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Funds and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

         In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Funds shall be entitled to inspect the Agent's premises and operating capabilities

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at any time during regular business hours of the Agent,  upon reasonable  notice to the Agent.

         Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

         In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Funds may be asked to indemnify or hold the Agent harmless, the Funds shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Funds promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Funds. The Funds shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Funds so elect, the Funds will so notify the Agent and thereupon the Funds shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Funds will be asked to indemnify the Agent except with the Funds' prior written consent.

         The Agent shall indemnify and hold the Funds harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Funds by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7.   CONFIDENTIALITY

         The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Funds and their shareholders and shall not disclose to any other party, except after prior notification to and approval in writing by the Funds, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

         Additional  Series.  The Ramirez Trust is authorized to issue  separate
Series of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement.


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

8.      RECORDS

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Funds but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. The Agent agrees that all such records prepared or maintained by The Agent relating to the services to be performed by The Agent hereunder are the property of the Funds and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Funds on and in accordance with its request.


9.   WISCONSIN LAW TO APPLY

         This  Agreement   shall  be  construed  and  the   provisions   thereof
interpreted under and in accordance with the laws of the state of Wisconsin.

10.  AMENDMENT, ASSIGNMENT, TERMINATION AND NOTICE

     A. This Agreement may be amended by the mutual written consent of the parties.

     B. This Agreement may be terminated upon ninety (90) day's written notice given by one party to the other.

     C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

     D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the agent, such notice should be sent to Firstar Trust Company/Mutual Funds Services located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. If to the Funds, such notice should be sent to: The Ramirez Trust located at 500 Fifth Avenue, New York, N.Y. 10110.

     E. In the event that the Funds give to the Agent their written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

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


     F. Should the Funds exercise their right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Funds.


THE RAMIREZ TRUST                             FIRSTAR TRUST COMPANY


By:  _____________________________     By:  ______________________________

Print:_____________________________
Print:____________________________

Title:____________________________
Title:____________________________

Date:_____________________________
Date:_____________________________

Attest:  _________________________     Attest:  ____________________________
                                                     Assistant Secretary


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                                    EXHIBIT A

                         SHAREHOLDER ACCOUNTING SERVICES
                                   LOAD FUNDS
                               ANNUAL FEE SCHEDULE

o    Greater of the shareholders account fee or annual minimum

o    $20.00 per Taxable or Tax Exempt Money Market Fund Shareholders Account

o    $16.00 per Bond or Equity Funds' Shareholders account

                OR

o    Annual Minimum Fee of $22,000 for the New York Tax Exempt Money Market Fund

o    Annual Minimum Fee of $22,000 for the Taxable Money Market Fund

o    Annual Minimum Fee of $14,000 per Bond or Equity Fund

o    Plus out-of-pocket expenses, including but not limited to:

        o      Telephone-toll-free lines
        o      Postage
        o      Programming
        o      Stationery/envelopes
        o      Mailing
        o      Insurance
        o      Proxies
        o      Retention of records
        o      Microfilm/fiche of records
        o      Special reports
        o      All other out-of-pocket expenses
        o      ACH fees

o    Fees are billed monthly

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                                    Exhibit B

                         SHAREHOLDER ACCOUNTING SERVICES
                      AUTOMATIC INVESTMENT PLAN PROCESSING

                                   ACH SERVICE



o    Automatic Investment Plan

o    Telephone Purchase, Liquidation

o    EFT Payments of Dividends, Capital Gains, SWP's

o    $125.00 per month

     o    $0.50 per account set-up and/or change

     o    $0.50 per item for EFT payments, purchases

     o    $3.50 per correction, reversal, or return item

     o    $0.50 per item for AIP Purchases

o    Fees are billed monthly



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                                    Exhibit C

                                SHAREHOLDER FEES
                             (CHARGED TO INVESTORS)


I. Qualified Plan Fees                    IRA ACCOUNTS     Defined Contribution
                                                             403(b)(7), 401(k)
                                                             PLAN ACCOUNTS


Annual Maintenance fee per account          $12.50              $12.50

Transfer Successor trustee                  $15.00              $15.00

Distribution to a participant               $15.00              $15.00
(exclusive of systematic withdrawal plans

Refund of excess contribution               $15.00              $15.00


II. ADDITIONAL SHAREHOLDER FEES                        AMOUNT

Any outgoing wire                                      $10.00/wire

Telephone exchange                                     $5.00/telephone exchange

Return Check Fee                                       $20.00/return check

Stop payment fee (liquidation, dividend, draft check)  $20.00/stop payment

Research fee(For requested items of the second         $5.00/research item
calendar year or previous] to the request)


                      These fees are subject to change upon
                  notification by Firstar Trust Company to the
                               Mutual Fund client




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